Exhibit 99.1

NEWS RELEASE

CONTACT:

Jason Korstange

(952) 745-2755

www.tcfbank.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Third Quarter Earnings and EPS ($.24)

THIRD QUARTER HIGHLIGHTS

•                 Diluted earnings per share of 24 cents, up 26.3 percent from the second quarter

•                 Net income of $30.1 million

•                 Net interest margin of 3.97 percent

•                 Net loan and lease charge-offs $26.8 million, flat from second quarter

•                 Provision for loan and lease losses $52.1 million, down from $62.9 million in the second quarter

•                 Allowance for loan and lease losses to total loans and leases increased to 1.21 percent at September 30

•                 Average Power Assets® increased by $1.4 billion, or 12.3 percent, from third quarter 2007

•                 Issued $115 million of trust preferred securities

•                 Capital ratios exceed stated well capitalized requirements

EARNINGS SUMMARY								Table 1
($ in thousands, except per-share data)				Percent Change
	3Q	2Q	3Q	3Q08 vs	3Q08 vs	YTD	YTD	Percent
	2008	2008	2007	2Q08	3Q07	2008	2007	Change
Net income	$30,126	$23,702	$59,138	27.1%	(49.1)%	$101,254	$203,991	(50.4)%
Diluted earnings per common share	.24	.19	.48	26.3	(50.0)	.81	1.62	(50.0)

Financial Ratios (1)
Return on average assets	.73%	.58%	1.55%			.83%	1.82%
Return on average common equity	11.11	8.57	23.39			12.29	26.58
Net interest margin	3.97	4.00	3.90			3.94	3.97
Net charge-offs as a percentage of average loans and leases	.82	.84	.38			.70	.24

(1) Annualized

-more-

WAYZATA, MN, October 22, 2008 – TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported diluted earnings per share of 24 cents for the third quarter of 2008, compared with 19 cents in the second quarter of 2008 and 48 cents in the third quarter of 2007. Net income for the third quarter of 2008 was $30.1 million, compared with $23.7 million in the second quarter and $59.1 million for the third quarter of 2007. TCF recorded $52.1 million in the provision for credit losses in the third quarter of 2008, as compared with $62.9 million in the second quarter of 2008 and $18.9 million in the third quarter of 2007. See discussion beginning on page 11 regarding the provision for credit losses.

Diluted earnings per share for the first nine months of 2008 was 81 cents, compared with $1.62 for the same 2007 period. Net income for the first nine months of 2008 was $101.3 million, compared with $204 million for the same 2007 period. TCF recorded $145 million in the provision for credit losses for the first nine months of 2008, as compared with $36.9 million for the same 2007 period.

Chairman’s Statement

“There is no doubt that TCF has been negatively impacted by falling home prices and a slowing of the economy,” said William A. Cooper, Chairman and CEO. “However, TCF’s rate of loan charge-offs during the 2008 third quarter remained flat compared to the upward trend experienced by many of our banking competitors. TCF’s results can be attributed to activities in which TCF did not participate. TCF did not have a subprime lending program, has not made option ARM loans, or loans with teaser rates, etc., and has not securitized any loans, or participated in credit derivatives or any other types of derivatives. In addition, TCF has no investments in Fannie Mae or Freddie Mac preferred stock or other bank trust preferred securities.

“TCF continues to be a well-capitalized institution primarily funded by retail deposits.  TCF has remained profitable during the financial crisis and continues to lend to credit-worthy customers.”

-more-

Total Revenue								Table 2

($ in thousands)				Percent Change
	3Q	2Q	3Q	3Q08 vs	3Q08 vs	YTD	YTD	Percent
	2008	2008	2007	2Q08	3Q07	2008	2007	Change
Net interest income	$ 152,165	$ 151,562	$ 137,704.4%		10.5%	$ 446,556	$ 410,606	8.8%
Fees and other revenue:
Fees and service charges	71,783	67,961	71,965	5.6	(.3)	203,291	205,715	(1.2)
Card revenue	26,240	26,828	25,685	(2.2)	2.2	77,839	73,822	5.4
ATM revenue	8,720	8,267	9,251	5.5	(5.7)	24,957	27,314	(8.6)
Investments and insurance	3,193	2,977	2,632	7.3	21.3	9,405	7,582	24.0
Total banking fees	109,936	106,033	109,533	3.7	.4	315,492	314,433.3
Leasing and equipment finance	13,006	14,050	15,110	(7.4)	(13.9)	39,190	44,310	(11.6)
Other	103	1,421	1,751	(92.8)	(94.1)	2,572	6,697	(61.6)
Total fees and other revenue	123,045	121,504	126,394	1.3	(2.6)	357,254	365,440	(2.2)
Visa share redemption	-	-	-	-	-	8,308	-	100.0
Gains on sales of securities available for sale	498	1,115	2,017	(55.3)	(75.3)	7,899	2,017	N.M.
Gains on sales of branches and real estate	-	-	1,246	-	(100.0)	-	35,142	(100.0)
Total non-interest income	123,543	122,619	129,657.8		(4.7)	373,461	402,599	(7.2)
Total revenue	$ 275,708	$ 274,181	$ 267,361.6		3.1	$ 820,017	$ 813,205.8

Net interest margin (1)	3.97%	4.00%	3.90%			3.94%	3.97%
Fees and other revenue as a % of:
Total revenue	44.63	44.32	47.27			43.57	44.94
Average assets (1)	3.00	2.97	3.32			2.92	3.26

N.M. = Not Meaningful
(1) Annualized

Net Interest Income

TCF’s net interest income for the third quarter of 2008 was $152.2 million, up $14.5 million, or 10.5 percent, from the third quarter of 2007 and up $603 thousand, or .4 percent, from the second quarter of 2008. The increase in net interest income from the third quarter of 2007 was primarily attributable to a $1.2 billion, or 8.7 percent, increase in average interest-earning assets. The increase in net interest income from the second quarter of 2008 was primarily due to a $105.4 million, or .7 percent, increase in average interest-earning assets.

Net interest margin in the third quarter of 2008 was 3.97 percent, compared with 3.90 percent for the third quarter of 2007 and 4.00 percent for the second quarter of 2008. The three basis point decrease in net interest margin from the second quarter of 2008 was primarily due to the issuance of $115 million of trust preferred securities in August of 2008.

-more-

Non-interest Income

Total non-interest income was $123.5 million for the third quarter of 2008, down $6.1 million, or 4.7 percent, from the third quarter of 2007 and up $924 thousand, or .8 percent, from the second quarter of 2008.

Banking fees and service charges were $71.8 million, essentially flat with the third quarter of 2007. Banking fees and service charges increased $3.8 million, or 5.6 percent, from the second quarter of 2008 primarily due to increased deposit service fees.

Card revenues totaled $26.2 million for the third quarter of 2008, up $555 thousand, or 2.2 percent, over the same period in 2007 due to increases in customer transactions and average transaction size. Card revenue decreased $588 thousand, or 2.2 percent, from the second quarter of 2008, due to fewer customer transactions.

Leasing and equipment finance revenues were $13 million for the third quarter of 2008, down $2.1 million, or 13.9 percent, from the 2007 third quarter and down $1 million, or 7.4 percent, from the second quarter of 2008, due to lower sales-type lease revenue and operating lease revenue. Leasing and equipment finance revenues may fluctuate from period to period based on customer driven factors not entirely within the control of TCF.

Gains on sales of securities available for sale were $498 thousand in the third quarter of 2008 on sales of $56.6 million of mortgage-backed securities. In 2007, TCF sold $189.3 million of mortgage-backed securities at gains of $2 million.

-more-

Branches

Number of Branches					Table 3

At period end

	Total	New		Total	New
	Branches	Branches(1)		Branches	Branches(1)
Illinois	206	34	Traditional	196	75
Minnesota	109	18	Supermarket	234	27
Michigan	56	20	Campus	15	10
Colorado	36	29		445	112
Wisconsin	27	4
Arizona	6	6
Indiana	5	1
Total Branches	445	112

(1) New branches opened since January 1, 2003.

During the third quarter of 2008, TCF opened one new supermarket branch. For the remainder of 2008, TCF plans to open one traditional branch and two supermarket branches. To improve the customer experience and enhance deposit growth, TCF intends to relocate three traditional branches to improved locations and facilities and to remodel five supermarket branches during the remainder of 2008. As part of improving operating efficiencies, TCF closed and consolidated 10 Colorado supermarket branches into nearby branches in the third quarter of 2008.

Additional information regarding the results of TCF’s new branches opened since January 1, 2003 is summarized as follows:

New Branch Information							Table 4
			3Q08 vs 3Q07
($ in thousands)	3Q	3Q		Percent	YTD	YTD	Percent
	2008	2007	Change	Change	2008	2007	Change
Number of deposit accounts	315,459	263,979	51,480	19.5%
Average deposits:
Checking	$310,147	$238,567	$71,580	30.0	$300,684	$223,306	34.7%
Savings	330,550	259,964	70,586	27.2	338,232	233,751	44.7
Money market	49,536	35,792	13,744	38.4	44,246	31,723	39.5
Subtotal	690,233	534,323	155,910	29.2	683,162	488,780	39.8
Certificates of deposit	314,326	322,699	(8,373)	(2.6)	319,123	329,912	(3.3)
Total deposits	$1,004,559	$857,022	$147,537	17.2	$1,002,285	$818,692	22.4

Total fees and other revenue	$16,789	$14,310	$2,479	17.3	$47,622	$38,589	23.4

-more-

Power Assets®

Average Power Assets								Table 5
				Percent Change
($ in thousands)	3Q	2Q	3Q	3Q08 vs	3Q08 vs	YTD	YTD	Percent
	2008	2008	2007	2Q08	3Q07	2008	2007	Change
Loans and leases: (1)
Consumer home equity:
First mortgage lien	$4,396,754	$4,366,623	$3,994,573.7%		10.1%	$4,328,059	$3,899,983	11.0%
Junior lien	2,434,392	2,420,963	2,211,680.6		10.1	2,407,350	2,154,431	11.7
Total consumer home equity	6,831,146	6,787,586	6,206,253.6		10.1	6,735,409	6,054,414	11.2
Consumer other	45,939	46,492	45,440	(1.2)	1.1	45,481	43,014	5.7
Total consumer	6,877,085	6,834,078	6,251,693.6		10.0	6,780,890	6,097,428	11.2
Commercial real estate	2,776,830	2,656,392	2,371,207	4.5	17.1	2,666,948	2,366,142	12.7
Commercial business	544,826	529,470	566,464	2.9	(3.8)	539,348	559,287	(3.6)
Total commercial	3,321,656	3,185,862	2,937,671	4.3	13.1	3,206,296	2,925,429	9.6
Leasing and equipment finance	2,300,429	2,229,467	1,937,269	3.2	18.7	2,223,811	1,885,427	17.9
Total Power Assets	$12,499,170	$12,249,407	$11,126,633	2.0	12.3	$12,210,997	$10,908,284	11.9

(1) Excludes residential real estate loans, education loans held for sale and operating lease receivables.

TCF’s average Power Assets grew $1.4 billion, or 12.3 percent, from the third quarter of 2007. TCF’s average consumer home equity loan balances increased $624.9 million, or 10.1 percent, average commercial loan balances increased $384 million, or 13.1 percent, and average leasing and equipment finance balances increased $363.2 million, or 18.7 percent, from the third quarter of 2007.

Average Power Assets increased $249.8 million, or 8.2 percent, annualized, from the second quarter of 2008, a slower growth rate than previous quarters, as management reduced growth due to market conditions and lower profitability. With the successful issuance of trust preferred securities during the third quarter of 2008, management now expects future growth rates to increase.

At September 30, 2008, 64.4 percent of the consumer home equity portfolio was secured by first mortgage liens.

-more-

Power Liabilities®

Average Power Liabilities								Table 6
				Percent Change
($ in thousands)	3Q	2Q	3Q	3Q08 vs		3Q08 vs	YTD	YTD	Percent
	2008	2008	2007	2Q08		3Q07	2008	2007	Change
Non-interest bearing deposits:
Retail	$1,409,855	$1,464,237	$1,406,155	(3.7	) %	.3%	$1,429,752	$1,476,451	(3.2	) %
Small business	597,894	577,510	596,197	3.5		.3	580,248	593,122	(2.2)
Commercial and custodial	253,900	238,779	195,529	6.3		29.9	231,184	198,848	16.3
Total non-interest bearing	2,261,649	2,280,526	2,197,881	(.8)		2.9	2,241,184	2,268,421	(1.2)
Interest-bearing deposits:
Premier checking	933,189	989,512	1,048,449	(5.7)		(11.0)	977,007	1,064,024	(8.2)
Other checking	904,351	894,436	823,833	1.1		9.8	878,956	827,580	6.2
Subtotal	1,837,540	1,883,948	1,872,282	(2.5)		(1.9)	1,855,963	1,891,604	(1.9)
Premier savings	1,403,323	1,518,703	1,202,672	(7.6)		16.7	1,465,115	1,127,843	29.9
Other savings	1,388,236	1,365,141	1,274,164	1.7		9.0	1,335,005	1,296,350	3.0
Subtotal	2,791,559	2,883,844	2,476,836	(3.2)		12.7	2,800,120	2,424,193	15.5
Money market	629,905	609,369	606,198	3.4		3.9	609,629	606,885.5
Subtotal	5,259,004	5,377,161	4,955,316	(2.2)		6.1	5,265,712	4,922,682	7.0
Certificates of deposit	2,469,327	2,471,216	2,498,936	(.1)		(1.2)	2,480,262	2,512,832	(1.3)
Total interest-bearing	7,728,331	7,848,377	7,454,252	(1.5)		3.7	7,745,974	7,435,514	4.2
Power Liabilities	$9,989,980	$10,128,903	$9,652,133	(1.4)		3.5	$9,987,158	$9,703,935	2.9

Average rate on deposits	1.34%	1.47%	2.48%				1.60%	2.42%

Average Power Liabilities totaled $10 billion for the third quarter of 2008, with an average interest rate of 1.34 percent, an increase of $337.8 million, or 3.5 percent, from the third quarter of 2007. The increase was primarily driven by increases in savings balances.

Average Power Liabilities decreased $138.9 million, or 1.4 percent, from the second quarter of 2008, primarily due to decreases in Premier checking and Premier savings balances as a result of higher interest rates paid by competitors. TCF has in process several initiatives involving products, pricing and marketing in an effort to increase TCF’s market share of deposits.

-more-

Non-interest Expense

								Table 7
				Percent Change
($ in thousands)	3Q	2Q	3Q	3Q08 vs	3Q08 vs	YTD	YTD	Percent
	2008	2008	2007	2Q08	3Q07	2008	2007	Change
Compensation and employee benefits	$84,895	$84,267	$85,113.7%		(.3)%	$257,880	$259,913	(.8)%
Occupancy and equipment	31,832	31,205	30,226	2.0	5.3	95,450	90,006	6.0
Advertising and promotions	12,309	7,130	5,480	72.6	124.6	25,735	17,047	51.0
Other	44,337	41,667	37,632	6.4	17.8	126,105	109,478	15.2
Subtotal	173,373	164,269	158,451	5.5	9.4	505,170	476,444	6.0
Visa indemnification	-	-	-	-	-	(3,766)	-	(100.0)
Operating lease depreciation	4,215	4,460	4,326	(5.5)	(2.6)	13,189	13,067.9
Total non-interest expense	$177,588	$168,729	$162,777	5.3	9.1	$514,593	$489,511	5.1

Non-interest expense totaled $177.6 million for the third quarter of 2008, up $14.8 million, or 9.1 percent, from the third quarter of 2007 and $8.9 million, or 5.3 percent, from the second quarter of 2008.

Compensation and employee benefits continue to be well controlled and remained relatively flat in the third quarter of 2008 when compared to the third quarter of 2007 and the second quarter of 2008.

Occupancy and equipment expenses increased $1.6 million, or 5.3 percent, from the third quarter of 2007 and $627 thousand, or 2 percent, from the second quarter of 2008, primarily due to increased real estate taxes and branch expansion.

Advertising and promotions increased $6.8 million, or 124.6 percent, from the third quarter of 2007, and $5.2 million, or 72.6 percent, from the second quarter of 2008 primarily due to higher premium costs as a result of increased checking account production.

Other expense increased $6.7 million, or 17.8 percent from the third quarter of 2007, primarily due to a $3.4 million increase in foreclosed real estate expense due to increased property taxes and higher real estate disposition losses as well as increased severance and separation costs of $4.1 million. The increase of $2.7 million, or 6.4 percent, from the second quarter of 2008 was primarily due to increased severance and separation costs, partially offset by lower deposit account losses.

-more-

TCF is a member of Visa U.S.A. Inc. (“Visa”) for issuance and processing of its card transactions. As disclosed in TCF’s Form 10-K for the year ended December 31, 2007, TCF has a contingent obligation to indemnify Visa for losses in connections with certain covered litigation matters. Subsequent to quarter end, Visa notified its U.S.A. members that it had reached a settlement on covered litigation with Discover, but released no details. TCF will record any adjustment to its liability as a result of this settlement, if needed, in the fourth quarter of 2008. Further details, if known, will be included in TCF’s quarterly filing on Form 10-Q for the period ended September 30, 2008.

-more-

Credit Quality

Credit Quality Summary													Table 8
							Percent Change
($ in thousands)	3Q		2Q		3Q		3Q08 vs	3Q08 vs	YTD		YTD		Percent
	2008		2008		2007		2Q08	3Q07	2008		2007		Change
Allowance for loan and lease losses
Balance at beginning of period	$133,637		$97,390		$66,809		37.2%	100.0%	$80,942		$58,543		38.3%
Charge-offs	(29,976)		(29,902)		(14,669)		.2	104.3	(77,700)		(34,650)		124.2
Recoveries	3,212		3,254		3,609		(1.3)	(11.0)	10,741		13,871		(22.6)
Net charge-offs	(26,764)		(26,648)		(11,060)		.4	142.0	(66,959)		(20,779)		N.M.
Provision for credit losses	52,105		62,895		18,883		(17.2)	175.9	144,995		36,868		N.M.
Balance at end of period	$158,978		$133,637		$74,632		19.0	113.0	$158,978		$74,632		113.0

Allowance as a percentage of period end loans and leases	1.21%		1.03%		.63%				1.21%		.63%
Ratio of allowance to net charge-offs (1)	1.5	X	1.3	X	1.7	X			1.8	X	2.7	X

Net Charge-offs as a Percentage of Average Loans and Leases (1)
Consumer home equity:
First mortgage lien	.77%		.61%		.27%				.59%		.21%
Junior lien	1.56		1.19		.58				1.20		.46
Total home equity	1.05		.82		.38				.81		.30
Total consumer	1.23		.90		.59				.92		.39
Commercial real estate	.39		.86		-				.44		.02
Commercial business	.05		1.74		.44				.73		.19
Leasing and equipment finance	.42		.55		.24				.46		.12
Residential real estate	.31		.09		.07				.17		.03
Total	.82		.84		.38				.70		.24

Other Credit Quality Data
Delinquencies (2)
30+ days	$142,125		$120,823		$74,569		17.6	90.6
90+ days	$34,808		$28,180		$13,887		23.5	150.7
Delinquencies as a percentage of loan and lease portfolio: (2)
30+ days	1.10%		.94%		.63%
90+ days	.27%		.22%		.12%

Non-accrual loans and leases	$145,890		$105,247		$47,235		38.6	N.M.
Real estate owned	54,179		55,112		43,010		(1.7)	26.0
Total non-performing assets	$200,069		$160,359		$90,245		24.8	121.7
Non-performing assets as a percentage of net loans and leases	1.55%		1.25%		.76%

N.M. = Not Meaningful
(1) Annualized
(2) Excludes non-accrual loans and leases.

-more-

At September 30, 2008, TCF’s allowance for loan and lease losses totaled $159 million, or 1.21 percent of loans and leases, compared with $74.6 million, or ..63 percent, at September 30, 2007 and $133.6 million, or 1.03 percent, at June 30, 2008. The provision for credit losses for the third quarter of 2008 was $52.1 million, up from $18.9 million in the third quarter of 2007, primarily due to higher consumer home equity net charge-offs and the resulting portfolio reserve rate increases, and higher reserves and net charge-offs for commercial loans, primarily in Michigan. The provision for credit losses decreased $10.8 million, or 17.2 percent, from the second quarter of 2008.

Consumer home equity net charge-offs for the third quarter of 2008 were $17.9 million, an increase of $4 million from the second quarter of 2008 and up $12.1 million from the third quarter of 2007. The higher net charge-offs were primarily due to the depressed residential real estate market conditions in Minnesota and Michigan. Commercial net charge-offs for the third quarter of 2008 were $2.8 million, a decrease of $5.3 million from the second quarter of 2008 and an increase of $2.1 million from the third quarter of 2007. Leasing and equipment finance net charge-offs for the third quarter of 2008 were $2.4 million, down $658 thousand from the second quarter of 2008 and up $1.2 million from the third quarter of 2007.

At September 30, 2008, TCF’s over-30-day delinquency rate was 1.10 percent, up from .94 percent at June 30, 2008. TCF’s over-90-day delinquency rate was .27 percent, up from .22 percent at June 30, 2008. Non-performing assets, which include non-accrual loans, are reported separately and were $200.1 million, or 1.21 percent of total assets, at September 30, 2008, up from $160.4 million, or ..97 percent of total assets, at June 30, 2008. The increase in non-performing assets from June 30, 2008 was primarily due to a $11.6 million increase in consumer home equity non-accrual loans and a $22.7 million increase in commercial non-accrual loans.

-more-

Income Taxes

TCF’s income tax expense was $15.9 million for the third quarter of 2008, or 34.5 percent of pre-tax income, compared with $26.6 million, or 31 percent, for the comparable 2007 period and $18.9 million, or 44.3 percent, for the second quarter of 2008. The third quarter of 2007 income tax expense included a $2.6 million reduction in income tax expense related to favorable developments in uncertain tax positions. The second quarter of 2008 income tax expense included a $2.2 million year-to-date increase in income tax expense and a $2.8 million increase in deferred income taxes related to changes in state income taxes, primarily in Minnesota. Excluding these items, the effective income tax rate for the third quarter of 2007 was 34 percent. Excluding the first quarter of 2008 component of the increase in state income taxes and the increase in deferred income taxes, the 2008 second quarter effective income tax rate would have been 34.5 percent.

Capital

Capital Information				Table 9
At period end
($ in thousands, except per-share data)	3Q		4Q
	2008		2007
Stockholders’ equity	$1,111,029		$1,099,012
Stockholders’ equity to total assets	6.73%		6.88%
Book value per common share	$8.74		$8.68

Risk-based capital
Tier 1	$1,094,985	9.03%	$964,467	8.28%
Total	1,446,688	11.93	1,245,808	10.70
Total stated “well-capitalized” requirement	1,212,728	10.00	1,164,829	10.00
Excess over stated “well-capitalized” requirement	233,960	1.93	80,979.70

“During the third quarter of 2008, TCF successfully issued $115 million in trust preferred securities, further enhancing TCF’s regulatory capital and ability to grow,” said Mr. Cooper. TCF continues to meet the well capitalized requirements. No repurchases of common stock have been made in 2008 and TCF does not presently expect to change its dividend policy.

-more-

On October 14, 2008, the United States Treasury, working with the Federal Reserve Bank, announced several initiatives in an effort to stabilize the banking industry.  Amongst those initiatives is a $250 billion capital purchase program for certain qualified and healthy banking institutions.  As part of the program, the United States Treasury will purchase a limited amount of senior perpetual preferred securities with an attached warrant for the purchase of common stock. “TCF is in the process of reviewing the details of this program as the information is being made available, and is analyzing the impact of participation in the program.  Should TCF choose to participate, the magnitude of the government’s potential investment in TCF preferred stock would be approximately $120 to $360 million,” said Mr. Cooper.

Website Information

A live webcast of TCF’s conference call to discuss third quarter earnings will be hosted at TCF’s website, www.tcfbank.com, on October 22, 2008 at 10:00 a.m., CT. Additionally, the webcast is available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national financial holding company with $16.5 billion in total assets. The company has 445 banking offices in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana and Arizona, providing retail and commercial banking services. TCF also conducts leasing and equipment finance business in all 50 states.

-more-

Forward-looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance. In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others. Forward-looking statements deal with matters that do not relate strictly to historical facts. TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties. These include, but are not limited, to possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; an inability to increase the number of deposit accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; impact of legal, legislative or other changes affecting customer account charges and fee income; reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting standards or interpretations of existing standards; monetary, fiscal or tax policies of the federal or state governments; including adoption of state legislation that would increase state taxes; adverse findings in tax audits or regulatory examinations and resulting enforcement actions; changes in credit and other risks posed by TCF’s loan, lease, investment, and securities available for sale portfolios, including declines in commercial or residential real estate values or changes in allowance for loan and lease losses methodology dictated by new market conditions or regulatory requirements; lack of or inadequate insurance coverage for claims against TCF; technological, computer-related or operational difficulties or loss or theft of information; adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; results of litigation, including possible increases in indemnification obligations for certain litigation against Visa U.S.A. Inc. (“covered litigation”) and potential reductions in card revenues resulting from other litigation against Visa; increased deposit insurance premiums or other costs related to deteriorating conditions in the banking industry and the economic impact on banks of the Emergency Economic Stabilization Act or other related legislative and regulatory developments; heightened regulatory practices, requirements or expectations; or other significant uncertainties. Investors should consult TCF’s Annual Report on Form 10-K, and Forms 10-Q and 8-K for additional important information about the Company.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	September 30,		Change
	2008	2007	$	%
Interest income:
Loans and leases	$210,651	$213,528	$(2,877)	(1.3)
Securities available for sale	28,577	28,439	138.5
Education loans held for sale	123	2,588	(2,465)	(95.2)
Investments and other	1,644	2,279	(635)	(27.9)
Total interest income	240,995	246,834	(5,839)	(2.4)
Interest expense:
Deposits	33,730	60,440	(26,710)	(44.2)
Borrowings	55,100	48,690	6,410	13.2
Total interest expense	88,830	109,130	(20,300)	(18.6)
Net interest income	152,165	137,704	14,461	10.5
Provision for credit losses	52,105	18,883	33,222	175.9
Net interest income after provision for
credit losses	100,060	118,821	(18,761)	(15.8)
Non-interest income:
Fees and service charges	71,783	71,965	(182)	(.3)
Card revenue	26,240	25,685	555	2.2
ATM revenue	8,720	9,251	(531)	(5.7)
Investments and insurance revenue	3,193	2,632	561	21.3
Subtotal	109,936	109,533	403.4
Leasing and equipment finance	13,006	15,110	(2,104)	(13.9)
Other	103	1,751	(1,648)	(94.1)
Fees and other revenue	123,045	126,394	(3,349)	(2.6)
Gains on sales of securities available for sale	498	2,017	(1,519)	N.M .
Gains on sales of branches and real estate	-	1,246	(1,246)	(100.0)
Total non-interest income	123,543	129,657	(6,114)	(4.7)
Non-interest expense:
Compensation and employee benefits	84,895	85,113	(218)	(.3)
Occupancy and equipment	31,832	30,226	1,606	5.3
Advertising and promotions	12,309	5,480	6,829	124.6
Other	44,337	37,632	6,705	17.8
Subtotal	173,373	158,451	14,922	9.4
Operating lease depreciation	4,215	4,326	(111)	(2.6)
Total non-interest expense	177,588	162,777	14,811	9.1
Income before income tax expense	46,015	85,701	(39,686)	(46.3)
Income tax expense	15,889	26,563	(10,674)	(40.2)
Net income	$30,126	$59,138	$(29,012)	(49.1)

Net income per common share:
Basic	$.24	$.48	$(.24)	(50.0)
Diluted	.24	.48	(.24)	(50.0)

Dividends declared per common share	$.2500	$.2425	$.0075	3.1

Average common and common equivalent
shares outstanding (in thousands):
Basic	124,978	124,230	748.6
Diluted	125,357	124,475	882.7

N.M.  Not meaningful

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Nine Months Ended
	September 30,		Change
	2008	2007	$	%
Interest income:
Loans and leases	$630,835	$621,871	$8,964	1.4
Securities available for sale	85,714	80,209	5,505	6.9
Education loans held for sale	5,331	10,099	(4,768)	(47.2)
Investments and other	4,713	6,642	(1,929)	(29.0)
Total interest income	726,593	718,821	7,772	1.1
Interest expense:
Deposits	119,412	175,837	(56,425)	(32.1)
Borrowings	160,625	132,378	28,247	21.3
Total interest expense	280,037	308,215	(28,178)	(9.1)
Net interest income	446,556	410,606	35,950	8.8
Provision for credit losses	144,995	36,868	108,127	N.M .
Net interest income after provision for
credit losses	301,561	373,738	(72,177)	(19.3)
Non-interest income:
Fees and service charges	203,291	205,715	(2,424)	(1.2)
Card revenue	77,839	73,822	4,017	5.4
ATM revenue	24,957	27,314	(2,357)	(8.6)
Investments and insurance revenue	9,405	7,582	1,823	24.0
Subtotal	315,492	314,433	1,059.3
Leasing and equipment finance	39,190	44,310	(5,120)	(11.6)
Other	2,572	6,697	(4,125)	(61.6)
Fees and other revenue	357,254	365,440	(8,186)	(2.2)
Visa share redemption	8,308	-	8,308	N.M .
Gains on sales of securities available for sale	7,899	2,017	5,882	N.M .
Gains on sales of branches and real estate	-	35,142	(35,142)	(100.0)
Total non-interest income	373,461	402,599	(29,138)	(7.2)
Non-interest expense:
Compensation and employee benefits	257,880	259,913	(2,033)	(.8)
Occupancy and equipment	95,450	90,006	5,444	6.0
Advertising and promotions	25,735	17,047	8,688	51.0
Other	122,339	109,478	12,861	11.7
Subtotal	501,404	476,444	24,960	5.2
Operating lease depreciation	13,189	13,067	122.9
Total non-interest expense	514,593	489,511	25,082	5.1
Income before income tax expense	160,429	286,826	(126,397)	(44.1)
Income tax expense	59,175	82,835	(23,660)	(28.6)
Net income	$101,254	$203,991	$(102,737)	(50.4)

Net income per common share:
Basic	$.81	$1.62	$(.81)	(50.0)
Diluted	.81	1.62	(.81)	(50.0)

Dividends declared per common share	$.7500	$.7275	$.0225	3.1

Average common and common equivalent
shares outstanding (in thousands):
Basic	124,807	125,850	(1,043)	(.8)
Diluted	125,166	126,101	(935)	(.7)

N.M.  Not meaningful.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At	At	At	% Change from
	September 30,	December 31,	September 30,	December 31,		September 30,
	2008	2007	2007	2007		2007
ASSETS

Cash and due from banks	$297,701	$358,188	$323,624	(16.9	) %	(8.0	) %
Investments	167,115	148,253	209,774	12.7		(20.3)
Securities available for sale	2,102,756	1,963,681	2,022,505	7.1		4.0
Education loans held for sale	3,569	156,135	146,353	(97.7)		(97.6)
Loans and leases:
Consumer home equity and other	6,898,323	6,590,631	6,386,950	4.7		8.0
Commercial real estate	2,852,754	2,557,330	2,402,949	11.6		18.7
Commercial business	549,337	558,325	577,927	(1.6)		(4.9)
Leasing and equipment finance	2,330,841	2,104,343	1,966,336	10.8		18.5
Subtotal	12,631,255	11,810,629	11,334,162	6.9		11.4
Residential real estate	470,413	527,607	547,552	(10.8)		(14.1)
Total loans and leases	13,101,668	12,338,236	11,881,714	6.2		10.3
Allowance for loan and lease losses	(158,978)	(80,942)	(74,632)	(96.4)		(113.0)
Net loans and leases	12,942,690	12,257,294	11,807,082	5.6		9.6
Premises and equipment, net	441,904	438,452	428,959.8			3.0
Goodwill	152,599	152,599	152,599	-		-
Other assets	402,261	502,452	439,442	(19.9)		(8.5)
Total assets	$16,510,595	$15,977,054	$15,530,338	3.3		6.3

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$4,089,044	$4,108,527	$4,158,150	(.5)		(1.7)
Savings	2,717,635	2,636,820	2,563,851	3.1		6.0
Money market	646,655	576,667	590,567	12.1		9.5
Subtotal	7,453,334	7,322,014	7,312,568	1.8		1.9
Certificates of deposit	2,396,903	2,254,535	2,433,498	6.3		(1.5)
Total deposits	9,850,237	9,576,549	9,746,066	2.9		1.1
Short-term borrowings	603,233	556,070	167,319	8.5		N.M.
Long-term borrowings	4,630,776	4,417,378	4,266,022	4.8		8.6
Total borrowings	5,234,009	4,973,448	4,433,341	5.2		18.1
Accrued expenses and other liabilities	315,320	328,045	307,484	(3.9)		2.5
Total liabilities	15,399,566	14,878,042	14,486,891	3.5		6.3
Stockholders’ equity:
Common stock, par value $.01 per share,
280,000,000 shares authorized; 130,951,694;
131,468,699 and 131,483,460 shares issued	1,308	1,315	1,315	(.5)		(.5)
Additional paid-in capital	329,897	354,563	353,169	(7.0)		(6.6)
Retained earnings, subject to certain restrictions	934,121	926,875	894,657.8			4.4
Accumulated other comprehensive loss	(21,555)	(18,055)	(41,395)	(19.4)		47.9
Treasury stock at cost, 3,761,925; 4,866,480
and 4,826,730 shares, and other	(132,742)	(165,686)	(164,299)	19.9		19.2
Total stockholders’ equity	1,111,029	1,099,012	1,043,447	1.1		6.5
Total liabilities and stockholders’ equity	$16,510,595	$15,977,054	$15,530,338	3.3		6.3

N.M. Not meaningful

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Allowance for loan and lease losses

							Allowance as % of Portfolio
	At September 30, 2008		At June 30, 2008		At September 30, 2007		Change from
	Allowance		Allowance		Allowance		Jun. 30,		Sep. 30,
	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio	2008		2007
Consumer home equity	$83,326	1.22%	$71,343	1.04%	$24,018.38%		18	bps	84	bps
Consumer other	2,938	4.18	2,461	3.59	1,851	2.75	59		143
Total consumer home equity and other	86,264	1.25	73,804	1.07	25,869.41		18		84
Commercial real estate	39,636	1.39	34,790	1.28	25,838	1.08	11		31
Commercial business	12,575	2.29	7,733	1.39	8,040	1.39	90		90
Leasing and equipment finance	19,136.82		16,619.73		14,379.73		9		9
Residential real estate	1,367.29		691.14		506.09		15		20
Total	$158,978	1.21	$133,637	1.03	$74,632.63		18		58

Net Charge-Offs

	Quarter Ended					Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Sep. 30,
	2008	2008	2008	2007	2007	2008	2007
Consumer home equity
First mortgage lien	$8,476	$6,692	$4,040	$3,130	$2,656	$1,784	$5,820
Junior lien	9,469	7,205	4,973	3,585	3,231	2,264	6,238
Total consumer home equity	17,945	13,897	9,013	6,715	5,887	4,048	12,058
Consumer other	3,282	1,525	1,195	2,379	3,269	1,757	13
Total consumer home equity and other	21,227	15,422	10,208	9,094	9,156	5,805	12,071
Commercial real estate	2,694	5,736	466	1,987	19	(3,042)	2,675
Commercial business	65	2,308	597	430	627	(2,243)	(562)
Leasing and equipment finance	2,413	3,071	2,105	2,234	1,164	(658)	1,249
Residential real estate	365	111	171	69	94	254	271
Total	$26,764	$26,648	$13,547	$13,814	$11,060	$116	$15,704

Net Charge-Offs as a Percentage of Average Loans and Leases

	Quarter Ended (1)					Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2008	2008	2008	2007	2007	2008		2007
Consumer home equity
First mortgage lien	.77%	.61%	.38%	.30%	.27%	16	bps	50	bps
Junior lien	1.56	1.19	.84	.62	.58	37		98
Total consumer home equity	1.05	.82	.55	.42	.38	23		67
Total consumer	1.23	.90	.62	.56	.59	33		64
Commercial real estate	.39	.86	.07	.33	-	(47)		39
Commercial business	.05	1.74	.44	.30	.44	(169)		(39)
Leasing and equipment finance	.42	.55	.39	.45	.24	(13)		18
Residential real estate	.31	.09	.13	.05	.07	22		24
Total	.82	.84	.44	.46	.38	(2)		44

Non-performing assets

	At	At	At	At	At	Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2008	2008	2008	2007	2007	2008		2007
Non-accrual loans and leases:
Consumer home equity
First mortgage lien	$48,603	$39,780	$28,412	$20,776	$13,794	$8,823		$34,809
Junior lien	12,433	9,654	7,434	5,391	4,610	2,779		7,823
Total consumer home equity	61,036	49,434	35,846	26,167	18,404	11,602		42,632
Consumer other	78	287	13	6	11	(209)		67
Total consumer home equity and other	61,114	49,721	35,859	26,173	18,415	11,393		42,699
Commercial real estate	46,011	38,404	34,300	19,999	13,824	7,607		32,187
Commercial business	16,356	1,306	2,350	2,658	2,686	15,050		13,670
Leasing and equipment finance	18,379	12,820	10,726	8,050	9,177	5,559		9,202
Residential real estate	4,030	2,996	2,991	2,974	3,133	1,034		897
Total non-accrual loans and leases	145,890	105,247	86,226	59,854	47,235	40,643		98,655
Other real estate owned:
Residential real estate	34,101	35,269	30,415	28,752	28,444	(1,168)		5,657
Commercial real estate	20,078	19,843	17,400	17,013	14,566	235		5,512
Total other real estate owned	54,179	55,112	47,815	45,765	43,010	(933)		11,169
Total non-performing assets	$200,069	$160,359	$134,041	$105,619	$90,245	$39,710		$109,824

Non-performing assets as a percentage of net loans and leases	1.55%	1.25%	1.07%	.86%	.76%	30	bps	79	bps

(1)  Annualized

- more -

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Delinquency data - principal balances (1)

	At	At	At	At	At	Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Sep. 30,
	2008	2008	2008	2007	2007	2008	2007
30 days or more:
Consumer home equity
First mortgage lien	$70,393	$51,081	$50,097	$31,784	$27,957	$19,312	$42,436
Junior lien	20,074	14,818	15,378	12,289	11,185	5,256	8,889
Total consumer home equity	90,467	65,899	65,475	44,073	39,142	24,568	51,325
Consumer other	515	437	342	377	416	78	99
Total consumer home equity and other	90,982	66,336	65,817	44,450	39,558	24,646	51,424
Commercial real estate	15,732	17,877	7,888	11,382	7,140	(2,145)	8,592
Commercial business	531	2,167	527	1,071	2,653	(1,636)	(2,122)
Leasing and equipment finance	24,982	21,982	19,956	15,691	15,651	3,000	9,331
Residential real estate	9,898	12,461	10,149	9,983	9,567	(2,563)	331
Total 30 days or more	$142,125	$120,823	$104,337	$82,577	$74,569	$21,302	$67,556

Total 90 days or more and still accruing	$34,808	$28,180	$23,538	$15,384	$13,887	$6,628	$20,921

Delinquency data - % of portfolio (1)

	At	At	At	At	At	Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2008	2008	2008	2007	2007	2008		2007
30 days or more:
Consumer home equity
First mortgage lien	1.62%	1.17%	1.17%	.76%	.69%	45	bps	93	bps
Junior lien	.83	.61	.64	.53	.50	22		33
Total consumer home equity	1.34	.97	.98	.68	.62	37		72
Consumer other	.73	.64	.55	.56	.62	9		11
Total consumer home equity and other	1.33	.97	.98	.68	.62	36		71
Commercial real estate	.56	.66	.31	.45	.30	(10)		26
Commercial business	.10	.39	.10	.19	.46	(29)		(36)
Leasing and equipment finance	1.08	.98	.92	.75	.80	10		28
Residential real estate	2.12	2.58	2.02	1.90	1.76	(46)		36
Total 30 days or more	1.10	.94	.83	.67	.63	16		47

Total 90 days or more and still accruing	.27	.22	.19	.12	.12	5		15

Potential Problem Loans and Leases (2)

	At	At	At	At	At	Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Sep. 30,
	2008	2008	2008	2007	2007	2008	2007
Consumer home equity (3)	$23,844	$24,722	$15,120	$4,861	$1,102	$(878)	$22,742
Commercial real estate	100,028	100,288	36,172	31,511	42,277	(260)	57,751
Commercial business	30,619	49,809	34,787	8,695	8,764	(19,190)	21,855
Leasing and equipment finance	17,950	16,967	16,010	15,015	14,109	983	3,841
	$172,441	$191,786	$102,089	$60,082	$66,252	$(19,345)	$106,189

(1)	Excludes non-accrual loans and leases.
(2)

Consists of loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

(3)	Consists of certain loans with restructured terms.

- more -

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,
		2008			2007
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)
ASSETS

Investments and other	$157,612	$1,644	4.16%	$203,406	$2,279	4.45%
Securities available for sale	2,160,887	28,577	5.29	2,078,155	28,439	5.47
Education loans held for sale	12,516	123	3.91	110,449	2,588	9.30
Loans and leases:
Consumer home equity:
Fixed-rate	5,072,689	86,618	6.79	4,750,552	83,735	6.99
Variable-rate	1,758,457	27,376	6.19	1,455,701	31,795	8.67
Consumer - other	45,939	963	8.34	45,440	1,115	9.74
Total consumer home equity and other	6,877,085	114,957	6.65	6,251,693	116,645	7.40
Commercial real estate:
Fixed- and adjustable-rate	2,181,838	33,598	6.13	1,786,829	29,026	6.44
Variable-rate	594,992	7,440	4.97	584,378	11,583	7.86
Total commercial real estate	2,776,830	41,038	5.88	2,371,207	40,609	6.79
Commercial business:
Fixed- and adjustable-rate	167,079	2,363	5.63	170,593	2,718	6.32
Variable-rate	377,747	4,363	4.59	395,871	7,498	7.51
Total commercial business	544,826	6,726	4.91	566,464	10,216	7.16
Leasing and equipment finance	2,300,429	41,059	7.14	1,937,269	37,974	7.84
Subtotal	12,499,170	203,780	6.49	11,126,633	205,444	7.34
Residential real estate	477,436	6,871	5.75	559,413	8,084	5.77
Total loans and leases	12,976,606	210,651	6.47	11,686,046	213,528	7.26
Total interest-earning assets	15,307,621	240,995	6.27	14,078,056	246,834	6.97
Other assets	1,103,938			1,147,109
Total assets	$16,411,559			$15,225,165

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits:
Retail	$1,409,855			$1,406,155
Small business	597,894			596,197
Commercial and custodial	253,900			195,529
Total non-interest bearing deposits	2,261,649			2,197,881
Interest-bearing deposits:
Premier checking	933,189	1,978	0.84	1,048,449	8,047	3.05
Other checking	904,351	500	0.22	823,833	901.43
Subtotal	1,837,540	2,478	0.54	1,872,282	8,948	1.90
Premier savings	1,403,323	7,605	2.16	1,202,672	13,184	4.35
Other savings	1,388,236	2,552	0.73	1,274,164	4,139	1.29
Subtotal	2,791,559	10,157	1.45	2,476,836	17,323	2.77
Money market	629,905	2,310	1.46	606,198	4,618	3.02
Subtotal	5,259,004	14,945	1.13	4,955,316	30,889	2.48
Certificates of deposit	2,469,327	18,785	3.02	2,498,936	29,551	4.68
Total interest-bearing deposits	7,728,331	33,730	1.74	7,454,252	60,440	3.22
Total deposits	9,989,980	33,730	1.34	9,652,133	60,440	2.48

Borrowings:
Short-term borrowings	429,861	2,301	2.13	183,582	2,460	5.32
Long-term borrowings	4,567,706	52,799	4.60	4,043,570	46,230	4.54
Total borrowings	4,997,567	55,100	4.39	4,227,152	48,690	4.57
Total deposits and borrowings	14,987,547	88,830	2.36	13,879,285	109,130	3.12
Other liabilities	339,304			334,630
Total liabilities	15,326,851			14,213,915
Stockholders’ equity	1,084,708			1,011,250
Total liabilities and stockholders’ equity	$16,411,559			$15,225,165
Net interest income and margin		$152,165	3.97%		$137,704	3.90%

(1)  Annualized

- more -

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30,
		2008			2007
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)
ASSETS

Investments and other	$152,232	$4,713	4.13%	$188,444	$6,642	4.71%
Securities available for sale	2,162,135	85,714	5.29	1,969,799	80,209	5.43
Education loans held for sale	116,754	5,331	6.10	154,978	10,099	8.71
Loans and leases:
Consumer home equity:
Fixed-rate	5,047,047	258,835	6.85	4,614,472	240,538	6.97
Variable-rate	1,688,362	82,071	6.49	1,439,942	94,384	8.76
Consumer - other	45,481	2,937	8.63	43,014	3,193	9.92
Total consumer home equity and other	6,780,890	343,843	6.77	6,097,428	338,115	7.41
Commercial real estate:
Fixed- and adjustable-rate	2,073,784	96,710	6.23	1,756,917	84,298	6.42
Variable-rate	593,164	23,654	5.33	609,225	35,549	7.80
Total commercial real estate	2,666,948	120,364	6.03	2,366,142	119,847	6.77
Commercial business:
Fixed- and adjustable-rate	167,502	7,551	6.02	166,490	7,999	6.42
Variable-rate	371,846	14,229	5.11	392,797	22,062	7.51
Total commercial business	539,348	21,780	5.39	559,287	30,061	7.19
Leasing and equipment finance	2,223,811	123,137	7.38	1,885,427	108,290	7.66
Subtotal	12,210,997	609,124	6.66	10,908,284	596,313	7.31
Residential real estate	497,126	21,711	5.83	587,058	25,558	5.81
Total loans and leases	12,708,123	630,835	6.63	11,495,342	621,871	7.23
Total interest-earning assets	15,139,244	726,593	6.41	13,808,563	718,821	6.95
Other assets	1,167,961			1,148,528
Total assets	$16,307,205			$14,957,091

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits:
Retail	$1,429,752			$1,476,451
Small business	580,248			593,122
Commercial and custodial	231,184			198,848
Total non-interest bearing deposits	2,241,184			2,268,421
Interest-bearing deposits:
Premier checking	977,007	8,314	1.14	1,064,024	24,196	3.04
Other checking	878,956	1,684	0.26	827,580	2,164.35
Subtotal	1,855,963	9,998	0.72	1,891,604	26,360	1.86
Premier savings	1,465,115	27,680	2.52	1,127,843	36,175	4.29
Other savings	1,335,005	7,919	0.79	1,296,350	11,466	1.18
Subtotal	2,800,120	35,599	1.70	2,424,193	47,641	2.63
Money market	609,629	7,474	1.64	606,885	13,322	2.93
Subtotal	5,265,712	53,071	1.35	4,922,682	87,323	2.38
Certificates of deposit	2,480,262	66,341	3.57	2,512,832	88,514	4.70
Total interest-bearing deposits	7,745,974	119,412	2.06	7,435,514	175,837	3.16
Total deposits	9,987,158	119,412	1.60	9,703,935	175,837	2.42

Borrowings:
Short-term borrowings	397,514	7,888	2.65	156,243	6,185	5.29
Long-term borrowings	4,467,752	152,737	4.57	3,738,123	126,193	4.51
Total borrowings	4,865,266	160,625	4.41	3,894,366	132,378	4.54
Total deposits and borrowings	14,852,424	280,037	2.52	13,598,301	308,215	3.03
Other liabilities	356,031			335,389
Total liabilities	15,208,455			13,933,690
Stockholders’ equity	1,098,750			1,023,401
Total liabilities and stockholders’ equity	$16,307,205			$14,957,091
Net interest income and margin		$446,556	3.94%		$410,606	3.97%

(1)  Annualized.

- more -

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	At or For the Three Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2008	2008	2008	2007	2007
Interest income:
Loans and leases	$210,651	$208,407	$211,777	$215,082	$213,528
Securities available for sale	28,577	28,858	28,279	29,372	28,439
Education loans held for sale	123	1,756	3,452	3,153	2,588
Investments and other	1,644	1,427	1,642	1,595	2,279
Total interest income	240,995	240,448	245,150	249,202	246,834
Interest expense:
Deposits	33,730	36,954	48,728	54,788	60,440
Borrowings	55,100	51,932	53,593	54,843	48,690
Total interest expense	88,830	88,886	102,321	109,631	109,130
Net interest income	152,165	151,562	142,829	139,571	137,704
Provision for credit losses	52,105	62,895	29,995	20,124	18,883
Net interest income after provision for credit losses	100,060	88,667	112,834	119,447	118,821
Non-interest income:
Fees and service charges	71,783	67,961	63,547	72,331	71,965
Card revenue	26,240	26,828	24,771	25,058	25,685
ATM revenue	8,720	8,267	7,970	8,306	9,251
Investments and insurance revenue	3,193	2,977	3,235	2,736	2,632
Subtotal	109,936	106,033	99,523	108,431	109,533
Leasing and equipment finance	13,006	14,050	12,134	14,841	15,110
Other	103	1,421	1,048	1,573	1,751
Fees and other revenue	123,045	121,504	112,705	124,845	126,394
Visa share redemption	-	-	8,308	-	-
Gains on sales of securities available for sale	498	1,115	6,286	11,261	2,017
Gains on sales of branches and real estate	-	-	-	2,752	1,246
Total non-interest income	123,543	122,619	127,299	138,858	129,657
Non-interest expense:
Compensation and employee benefits	84,895	84,267	88,718	86,555	85,113
Occupancy and equipment	31,832	31,205	32,413	30,818	30,226
Advertising and promotions	12,309	7,130	6,296	4,632	5,480
Other	44,337	41,667	36,335	46,087	37,632
Subtotal	173,373	164,269	163,762	168,092	158,451
Operating lease depreciation	4,215	4,460	4,514	4,521	4,326
Total non-interest expense	177,588	168,729	168,276	172,613	162,777
Income before income tax expense	46,015	42,557	71,857	85,692	85,701
Income tax expense	15,889	18,855	24,431	22,875	26,563
Net income	$30,126	$23,702	$47,426	$62,817	$59,138

Net income per common share:
Basic	$.24	$.19	$.38	$.51	$.48
Diluted	.24	.19	.38	.50	.48

Dividends declared per common share	$.2500	$.2500	$.2500	$.2425	$.2425

Financial Ratios:

Return on average assets (1)	.73%	.58%	1.18%	1.60%	1.55%
Return on average common equity (1)	11.11	8.57	17.08	23.55	23.39
Net interest margin (1)	3.97	4.00	3.84	3.83	3.90
Net charge-offs as a percentage of average loans and leases (1)	.82	.84	.44	.46	.38
Average total equity to average assets	6.61	6.76	6.88	6.79	6.64

(1)  Annualized

- more -

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS AND SUPPLEMENTAL INFORMATION

(In thousands)

(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2008	2008	2008	2007	2007

ASSETS

Cash and due from banks	$288,884	$280,606	$304,441	$310,010	$309,596
Investments and other	157,612	148,366	150,659	147,058	203,406
Securities available for sale	2,160,887	2,184,580	2,140,951	2,187,068	2,078,155
Education loans held for sale	12,516	123,457	215,434	153,146	110,449
Loans and leases:
Consumer home equity:
Fixed-rate	5,072,689	5,084,761	4,983,410	4,889,304	4,750,552
Variable-rate	1,758,457	1,702,825	1,603,032	1,522,243	1,455,701
Consumer - other	45,939	46,492	44,008	45,294	45,440
Total consumer home equity and other	6,877,085	6,834,078	6,630,450	6,456,841	6,251,693
Commercial real estate:
Fixed- and adjustable-rate	2,181,838	2,062,983	1,975,344	1,839,817	1,786,829
Variable-rate	594,992	593,409	591,071	605,195	584,378
Total commercial real estate	2,776,830	2,656,392	2,566,415	2,445,012	2,371,207
Commercial business:
Fixed- and adjustable-rate	167,079	157,740	177,691	179,525	170,593
Variable-rate	377,747	371,730	365,997	395,356	395,871
Total commercial business	544,826	529,470	543,688	574,881	566,464
Leasing and equipment finance	2,300,429	2,229,467	2,140,695	2,005,889	1,937,269
Subtotal	12,499,170	12,249,407	11,881,248	11,482,623	11,126,633
Residential real estate	477,436	496,367	517,791	537,449	559,413
Total loans and leases	12,976,606	12,745,774	12,399,039	12,020,072	11,686,046
Allowance for loan and lease losses	(140,362)	(102,126)	(84,048)	(77,072)	(68,564)
Net loans and leases	12,836,244	12,643,648	12,314,991	11,943,000	11,617,482
Premises and equipment	443,185	442,016	440,516	435,426	427,632
Goodwill	152,599	152,599	152,599	152,599	152,599
Other assets	359,632	398,582	415,462	377,465	325,846
	$16,411,559	$16,373,854	$16,135,053	$15,705,772	$15,225,165

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest-bearing deposits:
Retail	$1,409,855	$1,464,237	$1,415,379	$1,348,202	$1,406,155
Small business	597,894	577,510	565,148	600,491	596,197
Commercial and custodial	253,900	238,779	200,624	201,161	195,529
Total non-interest bearing deposits	2,261,649	2,280,526	2,181,151	2,149,854	2,197,881
Interest-bearing deposits:
Premier checking	933,189	989,512	1,008,802	1,026,408	1,048,449
Other checking	904,351	894,436	837,804	816,512	823,833
Subtotal	1,837,540	1,883,948	1,846,606	1,842,920	1,872,282
Premier savings	1,403,323	1,518,703	1,473,997	1,353,638	1,202,672
Other savings	1,388,236	1,365,141	1,251,053	1,229,808	1,274,164
Subtotal	2,791,559	2,883,844	2,725,050	2,583,446	2,476,836
Money market	629,905	609,369	589,392	598,483	606,198
Subtotal	5,259,004	5,377,161	5,161,048	5,024,849	4,955,316
Certificates of deposit	2,469,327	2,471,216	2,500,362	2,307,411	2,498,936
Total interest-bearing deposits	7,728,331	7,848,377	7,661,410	7,332,260	7,454,252
Total deposits	9,989,980	10,128,903	9,842,561	9,482,114	9,652,133
Borrowings:
Short-term borrowings	429,861	363,302	399,023	450,027	183,582
Long-term borrowings	4,567,706	4,419,821	4,414,630	4,340,891	4,043,570
Total borrowings	4,997,567	4,783,123	4,813,653	4,790,918	4,227,152
Accrued expenses and other liabilities	339,304	355,187	368,216	365,888	334,630
Total liabilities	15,326,851	15,267,213	15,024,430	14,638,920	14,213,915
Stockholders’ equity:
Common stock	1,309	1,311	1,312	1,315	1,315
Additional paid-in capital	336,127	347,043	351,447	353,365	351,905
Retained earnings	927,939	935,184	926,497	901,799	871,691
Accumulated other comprehensive loss	(36,468)	(19,748)	(5,715)	(24,229)	(52,355)
Treasury stock at cost and other	(144,199)	(157,149)	(162,918)	(165,398)	(161,306)
	1,084,708	1,106,641	1,110,623	1,066,852	1,011,250
	$16,411,559	$16,373,854	$16,135,053	$15,705,772	$15,225,165

Supplemental Information:
Securities available for sale	$2,160,887	$2,184,580	$2,140,951	$2,187,068	$2,078,155
Residential real estate loans	477,436	496,367	517,791	537,449	559,413
Total securities available for sale and residential real estate loans	$2,638,323	$2,680,947	$2,658,742	$2,724,517	$2,637,568

- more -

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES (1)

(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2008	2008	2008	2007	2007

ASSETS

Investments and other	4.16%	3.86%	4.38%	4.31%	4.45%
Securities available for sale	5.29	5.28	5.28	5.37	5.47
Education loans held for sale	3.91	5.72	6.44	8.17	9.30
Loans and leases:
Consumer home equity:
Fixed-rate	6.79	6.82	6.94	6.98	6.99
Variable-rate	6.19	6.26	7.07	7.98	8.67
Consumer - other	8.34	8.60	8.96	9.76	9.74
Total consumer home equity and other	6.65	6.70	6.98	7.23	7.40
Commercial real estate:
Fixed- and adjustable-rate	6.13	6.20	6.36	6.44	6.44
Variable-rate	4.97	5.04	5.97	7.09	7.86
Total commercial real estate	5.88	5.95	6.27	6.60	6.79
Commercial business:
Fixed- and adjustable-rate	5.63	6.20	6.24	6.31	6.32
Variable-rate	4.59	4.86	5.90	6.91	7.51
Total commercial business	4.91	5.26	6.01	6.72	7.16
Leasing and equipment finance	7.14	7.38	7.65	7.82	7.84
Subtotal	6.49	6.60	6.90	7.17	7.34
Residential real estate	5.75	5.86	5.86	5.77	5.77
Total loans and leases	6.47	6.57	6.86	7.11	7.26

Total interest-earning assets	6.27	6.35	6.60	6.83	6.97

LIABILITIES

Interest-bearing deposits:
Premier checking	.84	.93	1.62	2.49	3.05
Other checking	.22	.23	.32	.40	.43
Subtotal	.54	.60	1.03	1.57	1.90
Premier savings	2.16	2.20	3.21	4.05	4.35
Other savings	.73	.69	.97	1.13	1.29
Subtotal	1.45	1.49	2.18	2.66	2.77
Money market	1.46	1.45	2.03	2.76	3.02
Subtotal	1.13	1.17	1.76	2.27	2.48
Certificates of deposit	3.02	3.47	4.21	4.47	4.68
Total interest-bearing deposits	1.74	1.89	2.56	2.96	3.22
Total deposits	1.34	1.47	1.99	2.29	2.48

Borrowings:
Short-term borrowings	2.13	2.19	3.64	4.57	5.32
Long-term borrowings	4.60	4.54	4.55	4.54	4.54
Total borrowings	4.39	4.37	4.48	4.54	4.57

Total interest-bearing liabilities	2.78	2.82	3.30	3.59	3.71

Net interest margin	3.97%	4.00%	3.84%	3.83%	3.90%

(1)  Annualized

###